                                        Exhibit 4.10
                                        [CONFORMED COPY]


                                 FIFTH AMENDMENT


          FIFTH AMENDMENT (the "Amendment"), dated as of May 26, 1993, among COLTEC INDUSTRIES INC (the "Company") and the financial institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :


          WHEREAS, the Company, the Banks, Bankers Trust Company, Chemical Bank (as successor by merger with Manufacturers Hanover Trust Company), Barclays Bank PLC, New York Branch, and Credit Lyonnais New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent, are parties to a Credit Agreement, dated as of March 24, 1992, as amended to the date hereof (as so amended, the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;


          NOW, THEREFORE, it is agreed:

I.  AMENDMENTS TO THE CREDIT AGREEMENT

          1.   Section 3.01(b) of the Credit Agreement is hereby amended by
 (i) inserting immediately following the phrase "a rate per annum of 2-3/4%" appearing in subclause (x) of such Section, the following phrase: "less the then applicable Leverage Reduction Discount, if any," and (ii) inserting immediately following the phrase "an amount equal to 1-1/2%" appearing in subclause (y) of such Section, the following phrase: "less the Leverage Reduction Discount, if any, applicable on the date of issuance of such Trade Letter of Credit,".

          2. Section 9.02 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (viii) of such Section, (ii) deleting the period appearing at the end of clause (ix) of such Section and inserting in lieu thereof the following phrase "; and", and


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(iii) inserting the following new clause "and (x) Delavan-Carroll Inc, a Wholly-
Owned Subsidiary of Delavan Inc may merge or consolidate with or into, Delavan Inc so long as Delavan Inc is the surviving corporation; PROVIDED, that all actions taken or documentation entered into, to effect any such merger or consolidation shall be satisfactory to the Majority Agents".

          3. Section 9.03 of the Credit Agreement is hereby amended by (i) inserting imediately following the phrase "cash dividends" appearing in clause
(v)(C) of such Section the following phrase: "in an amount not to exceed $0.10 per share" and (ii) deleting the amount "$2,500,000" appearing in the last proviso of such Section and inserting in lieu thereof the amount "$7,500,000".

          4. Section 9.05 of the Credit Agreement is hereby amended by (i) deleting subclause (x) of clause (j) of such Section in its entirety and (ii) deleting the amount "$5,000,000" appearing in clause (l) of such Section and inserting in lieu thereof the amount "$15,000,000".

          5. Section 9.06 of the Credit Agreement is hereby amended by (i) deleting clause (v) of such Section in its entirety and inserting in lieu thereof the following clause (v):

          "(v) the Company, its Domestic Subsidiaries and the Canadian Subsidiaries may make loans, advances or capital contributions to Foreign Subsidiaries of the Company in an aggregate amount not to exceed $20,000,000 at any one time outstanding (determined without regard to write-offs or write-downs of such loans, advances or contributions), PROVIDED, that any such loan or advance shall be evidenced by a promissory note which shall be in form and substance satisfactory to the Majority Agents and to the extent any such Person receives capital stock in connection with any such capital contribution, such capital stock shall be pledged to the Collateral Agent for the benefit of the Secured Creditors in accordance with, and to the extent provided by, the applicable Pledge Agreement;"

          6. Section 9.07 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (ii) of such Section, and
(ii) inserting at the end of clause (iii) of such Section immediately after the phrase


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 "Tax Disaffiliation Agreement" the following new clause: ", and (iv)
intercompany transactions may be made to the extent permitted by Section
9.02(x)".

          7. Section 9.13 of the Credit Agreement is hereby amended by deleting clause (aa) of such Section in its entirety and inserting in lieu thereof the following new clause (aa):

          "and (aa) (I) repurchases and/or repayments of the New Senior Subordinated Notes, the New Senior Notes and the Permitted Refinancing Notes at a purchase price not in excess of the Permitted Purchase Price for each security repurchased or repaid in an aggregate purchase amount not to exceed the Additional Permitted Debt Purchase Expenditure Amount on the date of repurchase or repayment after giving effect to all other utilizations of the Additional Permitted Debt Purchase Expenditure Amount on such date, (II) redemptions of the New Senior Subordinated Notes, the New Senior Notes and the Permitted Refinancing Notes, in each case in accordance with the terms of the indentures pursuant to which such securities were issued at a redemption price not in excess of the redemption price set forth in the applicable indenture and which redemption price together with any accrued interest to the applicable redemption date shall not exceed the Additional Permitted Debt Purchase Expenditure Amount on the date on which the Company has become irrevocably committed to effect the redemption after giving effect to all other utilizations of the Additional Permitted Debt Purchase Expenditure Amount on such date,
          (III) repurchases and/or repayments of the Existing Senior Debentures at a purchase price not in excess of the Permitted Purchase Price for each security repurchased or repaid and (IV) redemptions of the Existing Senior Debentures in accordance with the terms of the Existing Senior Indenture at a redemption price not in excess of the redemption price set forth in the Existing Senior Indenture".

          8. Section 9.17 of the Credit Agreement is hereby amended by deleting the phrase "Permitted Acquisition" appearing therein and inserting in lieu thereof the phrase "Permitted Transaction".

          9. The definition of "Additional Permitted Debt Purchase Expenditure Amount" in Section 11 of the Credit Agreement is hereby amended by deleting the phrase "Existing Senior Debentures," each time it appears in sub-clause (y)(ii) and (y)(iii) of such definition.

          10. The definition of "Additional Permitted Transaction Expenditure Amount" in Section 11 of the Credit Agreement is hereby amended by deleting the phrase "Existing Senior Debentures," each time it appears in sub-clause (y)(ii) and (y)(iii) of such definition.

          11. The definition of "Immaterial Dissolutions" in Section 11 of the Credit Agreement is hereby amended by deleting the phrase "which is an inactive or shell corporation so long as such Subsidiary" appearing in such definition and inserting in lieu thereof the following new phrase: ", provided that (i) the total assets of any such Wholly-Owned Subsidiary are less than or equal to $500,000, (ii) the chief financial officer of the Company has determined that such liquidation or dissolution is in the best interests of the Company and its Subsidiaries taken as a whole and will not materially and adversely affect the Company and its Subsidiaries taken as a whole and (iii) such Wholly-Owned Subsidiary".


II.  GENERAL PROVISIONS

          12. In order to induce the Banks to enter into this Amendment, the Company hereby (i) makes each of the representations, warranties and agreements contained in Section 7 of the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Amendment Effective Date (as hereinafter defined) both before and after giving effect to this Amendment.

          13. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          14. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          15. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          16. This Amendment (other than Section 1 hereof) shall become effective on the date when the Company and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office. Section 1 of this Amendment shall become effective on the date when the Company and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

          17. From and after the effective date of this Amendment as set forth in Section 16 hereof, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

          18. In order to induce the undersigned Banks to enter into this Amendment, the Company hereby agrees to pay each Bank which executes and delivers this Amendment to the Administrative Agent a non-refundable fee in an amount equal to 1/16 of 1% of an amount equal to the sum of such Bank's proportionate share of outstanding Term Loans and such Bank's Revolving Loan Commitment. This fee shall be earned by a bank upon its execution and delivery of this Amendment to the Administrative Agent prior to 5:00 p.m. on June 4, 1993 and shall be payable by the Company to the Administrative Agent for distribution to such Banks on June 7, 1993; provided, that in the event this Amendment (other than Section 1 hereof) shall not become effective in accordance with its terms (other than as a result of any action or inaction on the part of the Company) then the Company shall have no obligation to pay, and the Banks shall not be entitled to, any fees pursuant to this paragraph 18.

          IN WITNESSES WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                              COLTEC INDUSTRIES INC



                              By /S/ PAUL SCHOEN
                                ----------------------------
                                Title: Senior Vice President
                                         Finance & Treasurer


                              BANKERS TRUST COMPANY,
                                Individually, as Agent, as
                                Mortgagee and as
                                Administrative Agent



                              By /S/ MARY KAY COYLE
                                ----------------------------
                                Title: Vice President


                              CHEMICAL BANK
                                (as successor by merger with
                                Manufacturers Hanover Trust
                                Company), Individually, and
                                as Agent



                              By /S/ WILLIAM M. LANE
                                ----------------------------
                                Title: Managing Director

                              BARCLAYS BANK PLC, NEW YORK
                                BRANCH, Individually, and
                                as Agent



                              By /S/ RUSSELL GORMAN
                                ----------------------------
                                Title: Director

                              CREDIT LYONNAIS NEW YORK
                                BRANCH, Individually, and
                                as Agent



                              By /S/ ATTILA KOC
                                ----------------------------
                                Title: Vice President


                              CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH



                              By /S/ ATTILA KOC
                                ----------------------------
                                Title: Vice President
                                        Authorized Signature


                              BANK OF MONTREAL



                              By /S/ JOHN M. DENSON
                                ----------------------------
                                Title: Managing Director


                              THE BANK OF NEW YORK



                              By /S/ WILLIAM A. KERR
                                ----------------------------
                                Title: Vice President


                              THE BANK OF TOKYO TRUST
                                COMPANY



                              By /S/ NEAL HOFFSON
                                ----------------------------
                                Title: Vice President

                              BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR



                              By /S/ DAVID S. KOPP
                                ----------------------------
                                Title: Vice President



                              By /S/ JEAN RICHARD
                                ----------------------------
                                Title: First Vice President


                              BANQUE PARIBAS



                              By /S/ STEPHEN M. BURNS
                                ----------------------------
                                Title: Vice President



                              By /S/ M. STEVEN ALEXANDER
                                ----------------------------
                                Title: Senior Vice President


                              THE CHASE MANHATTAN BANK, N.A.



                              By /S/ S. CLARKE MOODY
                                ----------------------------
                                Title: Vice President


                              COMMONWEALTH BANK OF AUSTRALIA



                              By /S/ PETER F. EWERS
                                ----------------------------
                                Title: First Vice President

                              EATON VANCE PRIME RATE
                                RESERVES



                              By /S/ BARBARA CAMPBELL
                                ----------------------------
                                Title: Assistant Treasurer


                              THE FUJI BANK, LIMITED,
                                New York Branch



                              By /S/ NOBUAKI ONISHI
                                ----------------------------
                                Title: Vice President
                                         & Manager


                              GIROCREDIT BANK, New York
                                Branch



                              By /S/ RICHARD F. STONE
                                ----------------------------
                                Title: Director-Specialized
                                         Finance Department


                              THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, New York Branch



                              By /S/ JUNRI ODA
                                ----------------------------
                                Title: Senior Vice President
                                         & Senior Manager

                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LIMITED,
                                NEW YORK BRANCH



                              By /S/ MITSUO MATSUNAGA
                                ----------------------------
                                Title: Vice President


                              THE MITSUBISHI TRUST AND
                                BANKING CORPORATION



                              By /S/ PATRICIA LORET DE MOLA
                                ----------------------------
                                Title: Senior Vice President


                              THE NIPPON CREDIT BANK, LTD.,
                                New York Branch



                              By /S/ MICHAEL A. MONTELEONE
                                ----------------------------
                                Title: Assistant Vice
                                         President


                              UNION BANK OF FINLAND LIMITED,
                                Grand Cayman Branch



                              By /S/ DURVAL ARAUJO
                                ----------------------------
                                Title: Vice President



                              By /S/ JAMES KYPRIOS
                                ----------------------------
                                Title: Senior Vice President

                              VAN KAMPEN MERRITT PRIME
                                RATE INCOME TRUST



                              By /S/ JEFFREY W. MAILLET
                                ----------------------------
                                Title: Vice President &
                                         Portfolio Manager


                              WESTPAC BANKING CORPORATION
                                Grand Cayman Branch



                              By /S/ MARK A. OLINE
                                ----------------------------
                                Title: Vice President


                              PRIME INCOME TRUST



                              By /S/ RAFAEL SCOLARI
                                ----------------------------
                                Title: Investment Manager


                              ARAB BANKING CORP.



                              By /S/ LOUISE BILBRO
                                ----------------------------
                                Title: Vice President


                              BAHRAIN MIDDLE EAST BANK E.C.   New York Agency



                              By /S/ AUDREY BROWN
                                ----------------------------
                                Title: Assistant Vice
                                         President


                              By /S/ JACK MARCASCIANO
                                ----------------------------
                                Title: Assistant Vice
                                         President

                              BANK OF IRELAND



                              By /S/ RANDOLPH M. ROSS
                                ----------------------------
                                Title: Vice President


                              THE BANK OF NOVA SCOTIA


                              By /S/ STEPHEN LOCKHART
                                ----------------------------
                                Title: Vice President


                              BANK OF SCOTLAND



                              By /S/ ELIZABETH WILSON
                                ----------------------------
                                Title: Vice President &
                                         Branch Manager


                              MERRILL LYNCH PRIME FUND INC.



                              By /S/ R. DOUGLAS HENDERSON
                                ----------------------------
                                Title: Authorized Signatory


                              MERRILL LYNCH PRIME RATE PORTFOLIO
                                BY MERRILL LYNCH INVESTMENT
                                MANAGEMENT, INC., as investment
                                advisor



                              By /S/ R. DOUGLAS HENDERSON
                                ----------------------------
                                Title: Authorized Signatory

                              PROTECTIVE LIFE INSURANCE
                                COMPANY



                              By____________________________
                                Title:


                              By____________________________
                                Title:


                              RESTRUCTURED OBLIGATION BACKED
                                BY SENIOR ASSETS B.V.


                              By /S/ STEPHEN M. ALFIERI
                                ----------------------------
                                Title: Vice President


                              RYOSHIN LEASING (USA) INC.



                              By____________________________
                                Title:


                              STICHTING RESTRUCTURED
                                OBLIGATIONS BACKED BY SENIOR
                                ASSETS 2 (ROSA2) (Chancellor)



                              By /S/ STEPHEN M. ALFIERI
                                ----------------------------
                                Title: Vice President


                              TOKYO CITY FINANCE (ASIA)
                                LIMITED



                              By /S/ SADAMI KUBOTA
                                ----------------------------
                                Title: Managing Director

                              TOYO TRUST AND BANKING
                                COMPANY, LTD. New York Branch


                              By____________________________
                                Title:

                              TRAVELERS INSURANCE COMPANY
                              By /S/ THOMAS T.S. LI
                                ----------------------------
                                Title: Assistant Investment
                                         Officer